earnings presentation • Second Quarter 2022 Exhibit 99.2

forward looking statements disclosure 2 Certain statements contained in this report which are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as ‘‘believes,’’ ‘‘anticipates,’’ “likely,” “expected,” “estimated,” ‘‘intends’’ and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Examples of forward-looking statements include, but are not limited to, statements we make about (i) our future operating or financial performance, including revenues, income or loss and earnings or loss per share, (ii) future common stock dividends, (iii) our capital structure, including future capital levels, (iv) our plans, objectives and strategies, and (v) the assumptions that underlie our forward-looking statements. As with any forecast or projection, forward-looking statements are subject to inherent uncertainties, risks and changes in circumstances that may cause actual results to differ materially from those set forth in the forward-looking statements. Forward-looking statements are not historical facts but instead express only management’s beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of management’s control. It is possible that actual results and outcomes may differ, possibly materially, from the anticipated results or outcomes indicated in these forward-looking statements. Important factors that could cause actual results to differ materially from those in our forward-looking statements include the following, without limitation: • economic, market, liquidity, credit, interest rate, operational and technological risks associated with the Company’s business; • future credit quality and performance, including our expectations regarding future loan losses and our allowance for credit losses; • the effect of and changes in policies and laws or regulatory agencies, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and other legislation and regulation relating to the banking industry; (iv) management’s ability to effectively execute its business plans; • mergers and acquisitions, including costs or difficulties related to the integration of acquired companies; • the possibility that any of the anticipated benefits of the Company’s acquisitions will not be realized or will not be realized within the expected time period; • the effect of changes in accounting policies and practices; • changes in consumer spending, borrowing and saving and changes in unemployment; • changes in customers’ performance and creditworthiness; • the costs and effects of litigation and of unexpected or adverse outcomes in such litigation; • current and future economic and market conditions, including the effects of changes in housing prices, fluctuations in unemployment rates, U.S. fiscal debt, budget and tax matters, geopolitical matters, and any slowdown in global economic growth; • the adverse impact on the U.S. economy, including the markets in which we operate, of the novel coronavirus, which causes the Coronavirus disease 2019 (“COVID-19”), global pandemic, and the impact on the performance of our loan and lease portfolio, the market value of our investment securities, the availability of sources of funding and the demand for our products; • our capital and liquidity requirements (including under regulatory capital standards, such as the Basel III capital standards) and our ability to generate capital internally or raise capital on favorable terms;

forward looking statements disclosure 3 • financial services reform and other current, pending or future legislation or regulation that could have a negative effect on our revenue and businesses, including the Dodd-Frank Act and other legislation and regulation relating to bank products and services; • the effect of the current interest rate environment or changes in interest rates or in the level or composition of our assets or liabilities on our net interest income, net interest margin and our mortgage originations, mortgage servicing rights and mortgage loans held for sale; • the effect of a fall in stock market prices on our brokerage, asset and wealth management businesses; • a failure in or breach of our operational or security systems or infrastructure, or those of our third-party vendors or other service providers, including as a result of cyber attacks; • the effect of changes in the level of checking or savings account deposits on our funding costs and net interest margin; and • our ability to develop and execute effective business plans and strategies. Additional factors that may cause our actual results to differ materially from those described in our forward-looking statements can be found in our Form 10-K for the year ended December 31, 2021, as well as our other filings with the SEC, which are available on the SEC website at www.sec.gov. All forward-looking statements included in this filing are made as of the date hereof and are based on information available at the time of the filing. Except as required by law, the Company does not assume any obligation to update any forward-looking statement.

2Q 2022 results 127th Consecutive Quarter of Profitability 4 • EOP assets increased $234.6 million compared to the linked quarter to $16.2 billion • EOP loans increased $178.8 million compared to the linked quarter to $9.4 billion • Average deposits decreased $246.3 million compared to the linked quarter to $12.5 billion • EOP investment securities decreased $101.3 million compared to the linked quarter Balance Sheet Profitability Asset Quality Income Statement Capital • Noninterest income - $49.8 million; $50.8 million as adjusted1 • Noninterest expense - $103.2 million; $102.4 million as adjusted1 • Efficiency ratio – 61.8%. Adjusted1 efficiency ratio – 60.9% • Effective tax rate of 20.2%. Adjusted1 effective tax rate of 20.3% • Net interest income - $117.2 million • Net interest margin of 3.43% on a GAAP basis; 3.47% on a fully tax equivalent basis1 • Net income - $51.5 million or $0.55 per diluted share. Adjusted1 net income - $53.0 million or $0.56 per diluted share • Return on average assets - 1.28%. Adjusted1 return on average assets - 1.31% • Return on average shareholders’ equity – 9.84%. Adjusted1 return on average shareholders’ equity – 10.12% • Return on average tangible common equity - 20.68%1. Adjusted1 return on average tangible common equity – 21.26% • Provision recapture - $0.8 million • Net charge-offs - $2.0 million. NCOs / Avg. Loans - 0.08% annualized • Classified Assets / Total Assets - 0.74% • NPA / Total Assets – 0.31% • ACL / Total loans – 1.25% • Total capital ratio – 13.94% • Tier 1 common equity ratio – 10.91% • Tangible common equity ratio – 6.40% • Tangible book value per share – $10.27 • Repurchased no shares during the quarter 1 Non-GAAP financial measure which management believes facilitates a better understanding of the Company’s financial condition. See Appendix for Non-GAAP reconciliation.

2Q 2022 highlights • Quarterly earnings driven by net interest margin, strong fee income generation and diligent expense management • Adjusted1 earnings per share - $0.56 • Adjusted1 return on assets - 1.31% • Adjusted1 pre-tax, pre-provision return on assets - 1.63% • Adjusted1 return on average tangible common equity – 21.26% • End of period loan balances increased with improving origination volumes across the portfolio • EOP loan balances increased $178.8 million compared to the linked quarter; 7.8% on an annualized basis • Loan balances increased $191.4 million, or 8.3% on an annualized basis, when excluding $12.6 million decline in PPP loan balances • Total average deposit balances decreased $246.3 million, primarily driven by $135.6 million decline in brokered CD’s and $103.8 million decline in money market accounts • Average demand deposit balances relatively unchanged from prior quarter at $7.4 billion • Average noninterest bearing deposits were 33.7% of total deposits • Decline in money market accounts related to 3 relationships • Accelerating net interest margin (FTE) • 30 bp increase from first quarter driven by increase in interest rates • 34 bp increase in loan yields offset modest 2 bp increase in cost of interest-bearing deposits • Adjusted1 noninterest income of $50.8 million exceeded expectations • Record Foreign exchange income of $13.5 million, an increase of $3.3 million, or 32.7%, from linked quarter • Wealth management fees of $6.3 million remained strong; relatively unchanged compared to the linked quarter • Mortgage banking revenue of $5.2 million, an increase of $1.4 million, or 35.4%, compared to linked quarter • Other noninterest income of $5.7 million, an increase of $2.3 million, or 65.9%, compared to the linked quarter driven by income from limited partnership investments • Leasing business revenue of $7.2 million during the quarter, an increase of $1.2 million, or 19.3%, compared to linked quarter • Adjusted1 for $1.1 million loss on investment securities 1 Non-GAAP financial measure which management believes facilitates a better understanding of the Company’s financial condition. See Appendix for Non-GAAP reconciliations. 2The fair value measurements of assets acquired and liabilities assumed in the Summit acquisition are subject to refinement for up to one year after the closing date of the acquisition as additional information relative to closing date fair values becomes available. 5

2Q 2022 highlights • Noninterest expenses in line with expectations • Adjusted1 noninterest expense of $102.4 million; Adjusted1 for $0.1 million in Summit acquisition costs and $0.7 million of other costs not expected to recur such as severance and branch consolidation costs • $9.9 million of Summit operating expenses during the quarter, including intangible amortization • Slight increase compared to linked quarter driven by elevated incentive compensation tied to fee income • Efficiency ratio of 61.8%; 60.9% as adjusted1 • Allowance for credit loss (ACL) and provision expense declined compared to linked quarter • Total ACL of $134.5 million; provision recapture of $0.8 million o Loans and leases - ACL of $117.9 million; 1.25% of total loans o Unfunded Commitments - ACL of $16.7 million • NPA to total assets of 0.31% • NCOs declined to 8 bps of average loans and leases • Nonaccrual loans of $38.9 million; $6.5 million, or 14.4%, decline compared to linked quarter • Regulatory capital ratios in excess of internal targets • Total capital ratio of 13.94% • Tier 1 common equity of 10.91%; 4 basis point increase from linked quarter • Tangible book value decreased by $0.70 to $10.27 due to decline in AOCI • Tangible common equity of 6.40%; 7.07% excluding $100.9 million decline in AOCI • No shares repurchased in second quarter 6 1 Non-GAAP financial measure which management believes facilitates a better understanding of the Company’s financial condition. See Appendix for Non-GAAP reconciliations. 2The fair value measurements of assets acquired and liabilities assumed in the Summit acquisition are subject to refinement for up to one year after the closing date of the acquisition as additional information relative to closing date fair values becomes available. .

adjusted net income[1]

The table below lists certain adjustments that the Company believes are significant to understanding its quarterly performance.

	2Q 2022 As Reported	2Q 2022 Adjusted[1]		1Q 2022 As Reported	1Q 2022 Adjusted[1]	
Net interest income	$ 117,195	$ 117,195		$ 106,346	$ 106,346	
Provision for credit losses-loans and leases	$ (4,267)	$ (4,267)		$ (5,589)	$ (5,589)	
Provision for credit losses-unfunded commitments	$ 3,481	$ 3,481		$ (226)	$ (226)	
Noninterest income	$ 49,786	$ 49,786		$ 41,293	$ 41,293	
less: gains (losses) on investment securities	-	(1,054)	A	-	(196)	A
Total noninterest income	$ 49,786	$ 50,840		$ 41,293	$ 41,489	
Noninterest expense	$ 103,227	$ 103,227		$ 102,805	$ 102,805	
less: tax credit investment	-	104	A	-	104	A
less: Summit acquistion costs	-	100	A	-	323	A
less: other	-	666	A	-	2,354	A
Total noninterest expense	$ 103,227	$ 102,357		$ 102,805	$ 100,024	
Income before income taxes	$ 64,540	$ 66,464		$ 50,649	$ 53,626	
Income tax expense	$ 13,020	$ 13,020		$ 9,348	$ 9,348	
plus: after-tax impact of tax credit investment @ 21%	-	82		-	83	
plus: tax effect of adjustments (A) @ 21% statutory rate	-	404		-	625	
Total income tax expense	$ 13,020	$ 13,506		$ 9,348	$ 10,056	
Net income	$ 51,520	$ 52,958		$ 41,301	$ 43,570	
Net earnings per share - diluted	$ 0.55	$ 0.56		$ 0.44	$ 0.46	
Pre-tax, pre-provision return on average assets	1.58%	1.63%		1.12%	1.20%	

[1] Non-GAAP financial measure which management believes facilitates a better understanding of the Company's financial condition. See Appendix for Non-GAAP reconciliations.

All dollars shown in thousands, except per share amounts

FIRST
first financial bancorp
7
EQUAL OPPORTUNITY LENDER
EQUAL HOUSING LENDER
FDIC

profitability 8 Return on Average Assets Return on Avg Tangible Common Equity Diluted EPS 1 Non-GAAP financial measure which management believes facilitates a better understanding of the Company’s financial condition. See Appendix for Non-GAAP reconciliation. Efficiency Ratio $0.55 $0.44$0.50 $0.63 $0.52 $0.56  $0.46  $0.58  $0.63  $0.58  2Q221Q224Q213Q212Q21 Diluted EPS Adjusted EPS1 1.28% 1.03%1.16% 1.49% 1.26% 1.31% 1.09% 1.34% 1.49% 1.39% 2Q221Q224Q213Q212Q21 ROA Adjusted ROA1 20.68% 14.93%15.11% 19.03% 16.31% 21.26% 15.75% 17.43% 19.00%18.03% 2Q221Q224Q213Q212Q21 ROATCE Adjusted ROATCE1 63.5% 63.5% 70.1% 69.6% 61.8% 58.4% 60.1% 60.2% 67.7% 60.9% 2Q21 3Q21 4Q21 1Q22 2Q22 Efficiency Ratio Adjusted Efficiency Ratio1

net interest income & margin 9 Net Interest Margin (FTE) 2Q22 NIM (FTE) Progression Net Interest Income All dollars shown in millions $3.9 $3.7$6.5$3.9$3.4 $2.6 $2.2$2.3 $3.0$3.5 $0.6 $1.7 $5.6$9.3$9.2 $117.2 $106.3 $110.8 $113.4$114.0 2Q221Q224Q213Q212Q21 Loan Fees Loan Accretion PPP Interest/Fees 3.26% 2.94% 2.82%2.87%2.89% 0.11% 0.11% 0.18%0.11%0.10% 0.08% 0.07% 0.07%0.09%0.10% 0.02% 0.05%0.16% 0.25%0.22% 3.47% 3.17% 3.23% 3.32%3.31% 2Q221Q224Q213Q212Q21 Basic Margin (FTE) Loan Fees Loan Accretion PPP Fees 1Q22 3.17% PPP loan fees -0.03% Loan accretion 0.01% Other loan fees 0.01% Asset yields/mix 0.37% Deposit/funding costs/mix -0.04% Day count -0.02% 2Q22 3.47%

average balance sheet 10 Average Loans Average Securities Average Deposits All dollars shown in millions 1 Includes loans fees and loan accretion $9,368$9,267$9,283$9,503$9,832 4.16% 3.82% 3.96%4.03% 3.98% 2Q221Q224Q213Q212Q21 Gross Loans Loan Yield (Gross) 1 $12,538$12,784$12,885$12,667$12,711 0.09%0.08%0.10%0.10%0.12% 2Q221Q224Q213Q212Q21 Total Deposits Cost of Deposits $4,118$4,308$4,344$4,189$4,130 2.78%2.50%2.29%2.31%2.37% 2Q221Q224Q213Q212Q21 Average Investment Securities Investment Securities Yield

11 1NII – Year 1 impact, represents percentage change for immediate parallel changes in rates 2Reflects percentage of loans classified as variable rate and repricing in ≤ 1yr, hybrid variable rate repricing in > 1yr, or fixed rate, including loans held for sale 3Schedule reflects remaining maturity or repricing frequency for all fixed rate loans or hybrid variable rate loans repricing in > 1yr, including loans held for sale asset sensitive balance sheet positioning Net Interest Income Sensitivity 1 Loans - Variable Exposure2 Fixed/Hybrid Years to Maturity/Repricing3 11% 9% 10% 70% ≤1 yr 1‐2 yrs 2‐3 yrs > 3 yrs -10.9% 6.6% 12.2% -100 bps +100 bps +200 bps Variable ≤ 1yr 66% Hybrid >  1yr 8% Fixed 26%

liquid balance sheet presents opportunity 12 1Historical data adjusted for the merger with MainSource Financial Group, Inc. using the sum of the individual components. Historical Deposit and Loan Betas1 Total Deposit Beta Loan Beta Excess Liquidity Provides Significant Tailwind 24% 31% 3Q15‐2Q19 Fed Cycle (+225bps) 3Q19‐4Q21 Fed Cycle (‐225bps) 53.1% 72.0% 3Q15‐2Q19 Fed Cycle (+225bps) 3Q19‐4Q21 Fed Cycle (‐225bps) 88% 81% 79% 76% 74% 72% 72% 77% 3Q20 4Q20 1Q21 2Q21  3Q21  4Q21  1Q22  2Q22 Loans / Deposits Ratio 22% 25% 26% 28% 29% 30% 29% 28% 3Q20 4Q20 1Q21 2Q21  3Q21  4Q21  1Q22  2Q22 Cash + Securities / Assets

loan portfolio 13 Loan LOB Mix (EOP) Net Loan Change-LOB (Linked Quarter) All dollars shown in millions Total growth/(decline): $178.8 million ICRE $3,736  40% Commercial &  Small Business  Banking $2,756  29% Consumer $898  10% Mortgage $1,056  11% Oak Street $586  6% Franchise $294  3% Summit $85  1% Total $9.4 Billion ‐$56.9 $72.4 $31.4 $10.9 $29.4 $34.1 $70.1 ‐$12.6 ICRE Commercial & Small Business Banking Oak Street Franchise Summit Consumer Mortgage PPP

loan concentrations 14 C&I Loans by Industry CRE Loans by Collateral 1 Industry types included in Other representing greater than 1% of total C&I loans include Public Administration, Waste Management, Agriculture, Other Services, Arts & Recreation, and Information. Includes owner-occupied CRE. 2 Collateral types included in Other representing greater than 1% of total CRE loans include Residential Multi-Family 5+ Construction, Manufacturing Facility, Farmland, Residential 1-4 Family, Recreation Facility, Church, Real Estate IUB Other, and Student Housing. Finance &  Insurance 21% Real Estate 16% Manufacturing 16% Accommodation  & Food Services 7% Health Care 6% Construction 6% Professional &  Tech 5% Wholesale Trade 5%Retail Trade 4% Transportation &  Warehousing 3% Other1 11% C&I Loans: $3.0B Residential, Multi  Family 5+ 19% Retail 17% Office 14% Hotel/Motel 8% Nursing/Assisted  Living 7% Warehouse 5% Industrial Facility 4% Restaurant 3% Medical Office 3% Other2 20% CRE Loans: $4.3B

deposits 15 Deposit Product Mix (Avg) 2Q22 Average Deposit Progression All dollars shown in millions Total growth/(decline): ($246.3) million ‐$1.7 $35.9 $31.2 ‐$103.8 ‐$33.3 ‐$135.6 ‐$39.0 Interest‐bearing demand Noninterest‐bearing Savings Money Markets Retail CDs Brokered CDs Public Funds Interest‐bearing  demand $1,880  15% Noninterest‐ bearing $3,989  32% Savings $1,375  11% Money Markets $2,225  18% Retail CDs $907  7% Brokered CDs $80  1% Public Funds $2,082  16% Total $12.5 billion noninterest income 16 Noninterest Income 2Q22 Highlights All dollars shown in thousands • Total fee income 29.8% of net revenue • Record Foreign exchange income of $13.5 million; increased $3.3 million, or 32.7%, from linked quarter • Trust and wealth management fees of $6.3 million remained flat compared to the linked quarter • Deposit service charge income of $7.6 million; decreased $0.1 million, or 1.0%, from the linked quarter due to program changes • Mortgage banking income of $5.2 million; increased $1.4 million, or 35.4%, from the linked quarter • Client derivative income of $1.4 million; increased $0.6 million, or 69.3% from the linked quarter • Other noninterest income of $4.7 million; increased $1.4 million, or 43.7%, from the linked quarter due to elevated income from limited partnership investments Service Charges $7,648  15% Wealth Mgmt $6,311  13% Bankcard income $3,823  8% Client derivative fees $1,353  3% Foreign exchange  income $13,470  27% Leasing business  income $7,247  15% Mortgage  origination income $5,241  10% Other  $4,693  9% Total $49.8 million noninterest expense 17 Noninterest Expense 2Q22 Highlights All dollars shown in thousands • Core expenses increased due to annual merit increases, leasing business expenses and elevated incentive compensation tied to fee income • Adjustments include: • $0.1 million of acquisition related costs • $0.7 million of other costs not expected to recur such as branch consolidation and severance costs Salaries and  benefits $64,992  63% Occupancy and  equipment $8,560  8% Data processing $8,334  8% Professional  services $2,214  2% Intangible  amortization $2,915  3% Leasing business  expense $4,687  5% Other $11,525  11% Total $103.2 million current expected credit losses - loans and leases

ACL / Total Loans



1.68%
1.59%
1.42%
1.34%
1.25%
$159.6
$148.9
$132.0
$124.1
$117.9
2Q21
3Q21
4Q21
1Q22
2Q22
Allowance for Credit Losses
ACL / Total Loans

All dollars shown in millions

2Q22 Highlights

- $134.5 million combined ACL; $0.8 million combined provision recapture
- $117.9 million ACL – loans and leases, or 1.25% of loan balances; driven by strong credit quality
- Utilized Moody's June baseline forecast in quantitative model
- $16.7 million ACL – unfunded commitments

ACL by Loan Type

	2Q21	3Q21	4Q21	1Q22	2Q22
Loans					
Commercial and industrial	$ 46,797	$ 43,534	$ 44,052	$ 37,783	$ 39,179
Lease financing	1,457	1,083	1,633	2,093	2,212
Real estate -construction	20,359	15,390	11,874	11,410	11,965
Real estate - commercial	70,305	68,594	53,420	51,512	39,856
Real estate - residential	6,879	6,480	6,225	6,152	7,383
Home equity	9,684	9,538	9,643	9,676	10,980
Installment	1,211	1,177	1,097	1,075	1,189
Credit card	2,898	3,107	4,048	4,429	5,121
ACL-loan and lease losses	$ 159,590	$ 148,903	$ 131,992	$ 124,130	$ 117,885
ACL-unfunded commitments	$ 13,558	$ 11,607	$ 13,406	$ 13,179	$ 16,661

All dollars shown in thousands

FIRST
first financial bancorp

18

EQUAL OPPORTUNITY LENDER
EQUAL HOUSING LENDER
FDIC

asset quality 19 Nonperforming Assets / Total AssetsClassified Assets / Total Assets Net Charge Offs & Provision Expense1 . 1 Provision includes both loans & leases and unfunded commitments All dollars shown in millions $119.8 $106.8$104.8 $165.5 $182.5 0.74%0.67%0.64% 1.04% 1.14% 2Q221Q224Q213Q212Q21 Classified Assets Classified Assets / Total Assets $50.2$53.6$60.1 $77.8 $98.8 0.31%0.33%0.37% 0.49% 0.62% 2Q221Q224Q213Q212Q21 NPAs NPAs / Total Assets $5.6  $2.5  $7.4  $2.3  $2.0  ‐$4.2 ‐$10.1 ‐$7.7 ‐$5.8 ‐$0.8 0.08%0.10% 0.32% 0.10% 0.23% 2Q21 3Q21 4Q21 1Q22 2Q22 NCOs Provision Expense NCOs / Average Loans

capital 20 Tier 1 Common Equity Ratio Total Capital Ratio Tangible Common Equity Ratio 6/30 Risk Weighted Assets = $11,980,331 All capital numbers are considered preliminary. 1Decline in 2Q22 due to $100.9 million decline in AOCI Tier 1 Capital Ratio 13.94%13.97%14.10% 14.97%15.31% 10.50% 2Q221Q224Q213Q212Q21 Total Capital Ratio Basel III minimum 6.40%1 6.95% 7.58% 8.21%8.37% 2Q221Q224Q213Q212Q21 Tangible Common Equity Ratio 10.91%10.87%10.84%11.54%11.78% 7.00% 2Q221Q224Q213Q212Q21 Tier 1 Common Equity Ratio Basel III minimum 11.28%11.24%11.22% 11.92%12.16% 8.50% 2Q221Q224Q213Q212Q21 Tier 1 Capital Ratio Basel III minimum capital strategy 21 Strategy & Deployment Tangible Book Value Per Share • 4.7% annualized dividend yield • 42.1% of 2Q22 earnings returned to shareholders through common dividend • Most recent internal stress testing indicates capital ratios above regulatory minimums in all modeled scenarios • Common dividend expected to remain unchanged in near-term • No shares repurchased in 2Q22; no plans to repurchase shares in near- term• 2Q22 decline in TBV per share driven by decline in AOCI $10.27  $10.97  $12.26  $13.09 $13.08  2Q221Q224Q213Q212Q21 Tangible Book Value per Share

outlook commentary1 • Loan balances expected to grow mid-high single digits in near term • Transaction deposit balances expected to decline modestly over near-term 22 • Expected to be $102-104 million • Will fluctuate with fee incomeNoninterest Expense Net Interest Margin Balance Sheet Credit • Continued improvement expected in credit quality trends • Increasing provision expense expected for remainder of year • Uncertainty regarding inflation and impact of rate hikes Noninterest Income • Total fee income expected to be $46-48 million • Mortgage banking at risk from rising rate environment • Overdraft fees to decline approximately $1.2 million in third quarter due to program changes 1 See Forward Looking Statement Disclosure on page 2-3 of this presentation for a discussion of factors that could affect management’s expectations and results in future periods. • Expected to be 3.85% - 4.00% with anticipated interest rate increases • Asset sensitive position advantageous with rising rates Capital • Expect to maintain dividend at current levels Summit • Unchanged outlook; negligible impact on 2022 EPS • Expected positive impact to earnings in third quarter • $400 million of annual originations, growing at double digits

The Company’s Investor Presentation contains certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States (GAAP). Such non-GAAP financial information should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. However, we believe that non-GAAP reporting provides meaningful information and therefore we use it to supplement our GAAP information. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results, to illustrate the results of operations giving effect to the non-GAAP adjustments and to provide an additional measure of performance. We believe this information is helpful in understanding the results of operations separate and apart from items that may, or could, have a disproportional positive or negative impact in any given period. For a reconciliation of the differences between the non-GAAP financial measures and the most comparable GAAP measures, please refer to the following reconciliation tables. to GAAP Reconciliation 23 appendix: non-GAAP measures appendix: non-GAAP to GAAP reconciliation 24 All dollars shown in thousands Net interest income and net interest margin - fully tax equivalent June 30, Mar. 31, Dec. 31, Sep. 30, June 30, 2022 2022 2021 2021 2021 Net interest income 117,195$ 106,346$ 110,806$ 113,410$ 114,026$ Tax equivalent adjustment 1,625 1,467 1,386 1,434 1,619 Net interest income - tax equivalent 118,820$ 107,813$ 112,192$ 114,844$ 115,645$ Average earning assets 13,722,904$ 13,809,520$ 13,793,644$ 13,724,403$ 14,007,765$ Net interest margin1 3.43% 3.12% 3.19% 3.28% 3.27 % Net interest margin (fully tax equivalent)1 3.47% 3.17% 3.23% 3.32% 3.31 % Three months ended 1 Margins are calculated using net interest income annualized divided by average earning assets. The tax equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 21% tax rate. Management believes that it is a standard practice in the banking industry to present net interest margin and net interest income on a fully tax equivalent basis. Therefore, management believes these measures provide useful information to investors by allowing them to make peer comparisons. Management also uses these measures to make peer comparisons.

appendix: non-GAAP to GAAP reconciliation

Additional non-GAAP ratios

(Dollars in thousands, except per share data)	Three months ended, June 30, 2022	Mar. 31, 2022	Dec. 31, 2021	Sep. 30, 2021	June 30, 2021
Net income (a)	$ 51,520	$ 41,301	$ 46,945	$ 60,012	$ 50,888
Average total shareholders' equity	2,099,670	2,225,495	2,241,820	2,261,293	2,263,687
Less:					
Goodwill	(999,958)	(1,000,238)	(938,453)	(937,771)	(937,771)
Other intangibles	(84,577)	(87,602)	(56,120)	(58,314)	(60,929)
MSR's	(15,777)	(15,431)	(14,886)	(14,215)	(13,310)
Average tangible equity (b)	999,358	1,122,224	1,232,361	1,250,993	1,251,677
Total shareholders' equity	2,068,670	2,137,445	2,258,942	2,236,170	2,269,507
Less:					
Goodwill	(999,959)	(999,959)	(1,000,749)	(937,771)	(937,771)
Other intangibles	(82,889)	(85,891)	(88,898)	(56,811)	(59,391)
MSR's	(16,130)	(15,782)	(15,469)	(14,852)	(14,142)
Ending tangible equity (c)	969,692	1,035,813	1,153,826	1,226,736	1,258,203
Total assets	16,243,714	16,009,150	16,329,141	15,956,593	16,037,919
Less:					
Goodwill	(999,959)	(999,959)	(1,000,749)	(937,771)	(937,771)
Other intangibles	(82,889)	(85,891)	(88,898)	(56,811)	(59,391)
MSR's	(16,130)	(15,782)	(15,469)	(14,852)	(14,142)
Ending tangible assets (d)	15,144,736	14,907,518	15,224,025	14,947,159	15,026,615
Risk-weighted assets (e)	11,980,331	11,704,681	11,645,666	11,399,782	11,318,590
Total average assets	16,185,978	16,184,919	16,036,417	15,995,808	16,215,469
Less:					
Goodwill	(999,958)	(1,000,238)	(938,453)	(937,771)	(937,771)
Other intangibles	(84,577)	(87,602)	(56,120)	(58,314)	(60,929)
MSR's	(15,777)	(15,431)	(14,886)	(14,215)	(13,310)
Average tangible assets (f)	$ 15,085,666	$ 15,081,648	$ 15,026,958	$ 14,985,508	$ 15,203,459
Ending shares outstanding (g)	94,448,792	94,451,496	94,149,240	93,742,797	96,199,509
Ratios					
Return on average tangible shareholders' equity (a)/(b)	20.68%	14.93%	15.11%	19.03%	16.31%
Ending tangible equity as a percent of:					
Ending tangible assets (c)/(d)	6.40%	6.95%	7.58%	8.21%	8.37%
Risk-weighted assets (c)/(e)	8.09%	8.85%	9.91%	10.76%	11.12%
Average tangible equity as a percent of average tangible assets (b)/(f)	6.62%	7.44%	8.20%	8.35%	8.23%
Tangible book value per share (c)/(g)	$ 10.27	$ 10.97	$ 12.26	$ 13.09	$ 13.08

FIRST
first financial bancorp

All dollars shown in thousands

25

EQUAL OPPORTUNITY LENDER
EQUAL HOUSING LENDER
FDIC

appendix: non-GAAP to GAAP reconciliation

Additional non-GAAP measures

(Dollars in thousands, except per share data)	2Q22 As Reported	2Q22 Adjusted	1Q22 As Reported	1Q22 Adjusted	4Q21 As Reported	4Q21 Adjusted	3Q21 As Reported	3Q21 Adjusted	2Q21 As Reported	2Q21 Adjusted
Net interest income (f)	$ 117,195	$ 117,195	$ 106,346	$ 106,346	$ 110,806	$ 110,806	$ 113,410	$ 113,410	$ 114,026	$ 114,026
Provision for credit losses-loans and leases (j)	(4,267)	(4,267)	(5,589)	(5,589)	(9,525)	(9,525)	(8,193)	(8,193)	(4,756)	(4,756)
Provision for credit losses-unfunded commitments (j)	3,481	3,481	(226)	(226)	1,799	1,799	(1,951)	(1,951)	517	517
Noninterest income	49,786	49,786	41,293	41,293	45,660	45,660	42,537	42,537	42,987	42,987
less: gains (losses) on sale of investment securities		(1,054)		(196)		306		(205)		(104)
less: other		-		-		-		500		-
Total noninterest income (g)	49,786	50,840	41,293	41,489	45,660	45,354	42,537	42,242	42,987	43,091
Noninterest expense	103,227	103,227	102,805	102,805	109,605	109,605	99,058	99,058	99,643	99,643
less: severance and merger-related expenses		-		-		-		-		98
less: tax credit investments		104		104		6,120		5,309		1,156
less: legal settlement		-		-		3,456				3,825
less: Summit acquisition costs		100		323		4,095		-		-
less: COVID-19 and other		666		2,354		1,870		181		2,772
Total noninterest expense (e)	103,227	102,357	102,805	100,024	109,605	94,064	99,058	93,568	99,643	91,792
Income before income taxes (i)	64,540	66,464	50,649	53,626	54,587	69,822	67,033	72,228	61,609	69,564
Income tax expense	13,020	13,020	9,348	9,348	7,642	7,642	7,021	7,021	10,721	10,721
plus: tax effect of adjustments		82		83		4,835		4,194		913
plus: after-tax impact of tax credit investments @ 21%		404		625		3,199		1,091		1,671
Total income tax expense (h)	13,020	13,506	9,348	10,056	7,642	15,676	7,021	12,306	10,721	13,305
Net income (a)	$ 51,520	$ 52,958	$ 41,301	$ 43,570	$ 46,945	$ 54,146	$ 60,012	$ 59,922	$ 50,888	$ 56,259
Average diluted shares (b)	94,450	94,450	94,264	94,264	93,762	93,762	95,144	95,144	97,010	97,010
Average assets (c)	16,185,978	16,185,978	16,184,919	16,184,919	16,036,417	16,036,417	15,995,808	15,995,808	16,215,469	16,215,469
Average shareholders' equity	2,099,670	2,099,670	2,225,495	2,225,495	2,241,820	2,241,820	2,261,293	2,261,293	2,263,687	2,263,687
Less:										
Goodwill and other intangibles	(1,100,312)	(1,100,312)	(1,103,271)	(1,103,271)	(1,009,459)	(1,009,459)	(1,010,300)	(1,010,300)	(1,012,010)	(1,012,010)
Average tangible equity (d)	999,358	999,358	1,122,224	1,122,224	1,232,361	1,232,361	1,250,993	1,250,993	1,251,677	1,251,677
Ratios										
Net earnings per share - diluted (a)/(b)	$ 0.55	$ 0.56	$ 0.44	$ 0.46	$ 0.50	$ 0.58	$ 0.63	$ 0.63	$ 0.52	$ 0.58
Return on average assets - (a)/(c)	1.28%	1.31%	1.03%	1.09%	1.16%	1.34%	1.49%	1.49%	1.26%	1.39%
Pre-tax, pre-provision return on average assets - ((a)+(j)+(h))/(c)	1.58%	1.63%	1.12%	1.20%	1.16%	1.54%	1.41%	1.54%	1.42%	1.62%
Return on average tangible shareholders' equity - (a)/(d)	20.68%	21.26%	14.93%	15.75%	15.11%	17.43%	19.03%	19.00%	16.31%	18.03%
Efficiency ratio - (e)/((f)+(g))	61.8%	60.9%	69.6%	67.7%	70.1%	60.2%	63.5%	60.1%	63.5%	58.4%
Effective tax rate - (h)/(i)	20.2%	20.3%	18.5%	18.8%	14.0%	22.5%	10.5%	17.0%	17.4%	19.1%

FIRST
first financial bancorp
26
EQUAL OPPORTUNITY LENDER
EQUAL HOUSING LENDER
FDIC

27 First Financial Bancorp First Financial Center 255 East Fifth Street Cincinnati, OH 45202